Exhibit 99.1

   FOR INFORMATION CONTACT:
Elisha Finney (650) 424-6803
elisha.finney@varian.com

Spencer Sias (650) 424-5782
spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2011

Net earnings per diluted share from continuing operations rise 12 percent to $0.83;

PALO ALTO, Calif., July 27, 2011 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings from continuing operations of $0.83 per diluted share in the third quarter of fiscal year 2011, up 12 percent from $0.74 in the year-ago quarter.  Revenues for the quarter were $649 million, up 12 percent from the prior-year period and up 9 percent on a constant currency basis.  Order backlog at the end of the third quarter rose 10 percent from the prior-year quarter to $2.3 billion.

“Continued healthy demand for newer products contributed to solid growth in net orders and revenues during the third quarter in both our Oncology Systems and X-Ray Products business segments,” said Tim Guertin, president and CEO of Varian Medical Systems.  “A variety of factors, including product retrofits in our Oncology business as well as challenging conditions in our Other segment, contributed to lower than normal gross margin for the quarter. Year-to-date, gross margins are up by half a percent.”

At the end of the quarter, the company had $568 million in cash and cash equivalents and $18 million of debt.  During the third quarter, the company retired an additional 631,000 shares to complete the previously announced accelerated share repurchase program.  Fully diluted shares outstanding for the quarter were 119.1 million, down 5.4 million from the year-ago quarter.  Days sales outstanding for the quarter was 81, an increase of 1 day from the year-ago period.

Oncology Systems
Third quarter revenues from Oncology Systems’ products and services for radiotherapy, radiosurgery, and brachytherapy totaled $513 million, up 12 percent from the same period last fiscal year.  Third quarter net orders totaled $553 million, up 9 percent versus the year-ago period.  Net orders rose 18 percent in international markets and were even with the year-ago period in North America.

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2011	Page 2

 “Continued strong demand for our TrueBeam platform and service contracts  led to the order and revenue growth during the quarter,” Guertin said. “Our TrueBeam platform for radiotherapy and radiosurgery represented more than 40 percent of all machines ordered during the quarter.  This platform enabled us to gain market share in North America while driving growth in international markets with major wins in Scotland, Norway, and Saudi Arabia.”

X-Ray Products
Third quarter revenues from x-ray tubes and flat panel image detectors for filmless imaging were $121 million, up 18 percent from the year-ago quarter.  Compared to the same period in fiscal year 2010, X-Ray Products’ third quarter net orders rose 17 percent to $121 million.

“Demand for our full range of products remained strong in the third quarter,” said Guertin.  “X-ray tubes for CT scanners, mammography, and service replacement tubes grew at a double-digit pace.”  The overall growth of X-Ray Products segment continued to be led by its radiographic imaging panels that were introduced last year.

Other
The company’s Other category, which is comprised of the Security and Inspection Products (SIP) business, the Varian Particle Therapy business, and the Ginzton Technology Center, recorded third quarter revenues of $16 million, down 18 percent from the year-ago period.  Net orders in the company’s Other category were $17 million, down 12 percent from the year-ago quarter.

Outlook
 “We continue to estimate that revenues for fiscal year 2011 could grow 10 to 11 percent over the fiscal 2010 total,” said Guertin. “We now believe that net earnings per diluted share from continuing operations for the year could grow by about 16 percent to be in the range of $3.42 to $3.45.”

Investor Conference Call
Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2011 conference call at 2 p.m. PT today.  To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year.  To access the call via telephone, dial 1-866-383-8108 from inside the U.S. or 1-617-597-5343 from outside the U.S. and enter confirmation code 51675560.  The replay can be accessed by dialing 1 888 286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 43268063.  The telephone replay will be available through 5 p.m. PT, Friday, July 29, 2011.

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2011	Page 3

For automatic “e-mail alerts” regarding Varian news, events, and new investor materials on the website, investors can subscribe on the company website: http://varian.investorroom.com/index.php?s=58. For additional information, contact investor relations at 1 650 424-5834.
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Varian Medical Systems, Inc., of Palo Alto, California,  is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 5,700 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as TrueBeam and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms  “could,” “believe,”  “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the effect of economic conditions, including the strength of any recovery from the global recession; the impact of recently enacted federal health care legislation and any further health care reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges in reducing or eliminating ongoing commitments retained from our discontinued research instruments business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2011	Page 4

Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per share amounts)	Q3 QTR 2011	Q3 QTR 2010	Q3YTD 2011	Q3YTD 2010
Net orders	$691.3	629.3	1,965.6	1,718.1
Oncology Systems	553.2	506.6	1,532.3	1,419.3
X-Ray Products	120.9	103.2	356.5	306.9
Security & Inspection Products	15.7	18.0	74.1	51.8
Varian Particle Therapy (1)	1.1	0.4	2.3	(61.0)
Ginzton Technology Center	0.4	1.1	0.4	1.1
Order backlog	$2,280.5	2,068.0	2,280.5	2,068.0
Revenues	$649.4	578.0	1,877.7	1,704.5
Oncology Systems	512.5	455.9	1,472.8	1,350.5
X-Ray Products	120.8	102.3	350.2	295.9
Other	16.1	19.8	54.7	58.1
Cost of revenues	$369.6	323.6	1,042.1	955.1
Gross margin	279.8	254.4	835.6	749.4
As a percent of revenues	43.1%	44.0%	44.5%	44.0%
Operating expenses
Research and development	44.4	38.9	126.8	116.2
Selling, general and administrative	94.9	84.7	280.1	247.8
Operating earnings	140.5	130.8	428.7	385.4
As a percent of revenues	21.6%	22.6%	22.8%	22.6%
Interest income/(expense), net	0.1	(0.9)	0.2	(1.5)
Earnings from continuing operations before taxes	140.6	129.9	428.9	383.9
Taxes on earnings	42.0	38.0	130.7	122.1
Earnings from continuing operations	98.6	91.9	298.2	261.8
As a percent of revenues	15.2%	15.9%	15.9%	15.4%
Loss from discontinued operations – net of taxes (2)	-	(6.4)	-	(6.4)
Net earnings	$98.6	85.5	298.2	255.4
Net earnings (loss) per share – basic:
Continuing operations	$0.84	0.75	2.54	2.13
Discontinued operations (2)	-	(0.05)	-	(0.05)
Net earnings per share	$0.84	0.70	2.54	2.08
Net earnings (loss) per share – diluted:
Continuing operations	$0.83	0.74	2.49	2.10
Discontinued operations (2)	-	(0.05)	-	(0.05)
Net earnings per share	$0.83	0.69	2.49	2.05

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	116.9	122.1	117.6	122.9
Average shares outstanding - diluted	119.1	124.5	119.8	124.5

(1) Net orders for Q3 2010 YTD include $62 million for the cancellation of the Skandion Kliniken proton therapy system order.
(2) The operating results of ACCEL research instruments are classified as discontinued operations for all periods presented.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2011	Page 5

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In thousands)	July 1,	October 1,
	2011	2010 (1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$567,922	$520,221
Accounts receivable, net	581,862	591,677
Inventories	438,483	363,933
Deferred tax assets and other	249,185	205,513
Total current assets	1,837,452	1,681,344

Property, plant and equipment	598,550	562,763
Accumulated depreciation and amortization	(315,365)	(294,836)
Property, plant and equipment, net	283,185	267,927

Goodwill	216,063	208,451
Other assets	176,579	166,230
Total assets	$2,513,279	$2,323,952

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$119,836	$119,018
Accrued expenses	300,391	287,851
Deferred revenues	131,012	141,916
Advance payments from customers	316,948	275,998
Product warranty	51,969	53,233
Short-term borrowings	-	20,000
Current maturities of long-term debt	11,689	5,525
Total current liabilities	931,845	903,541
Other long-term liabilities	121,137	127,175
Long-term debt	6,250	17,869
Total liabilities	1,059,232	1,048,585

Stockholders’ Equity
Common stock	117,075	118,007
Capital in excess of par value	596,400	508,366
Retained earnings and accumulated other comprehensive loss	740,572	648,994
Total stockholders’ equity	1,454,047	1,275,367
Total liabilities and stockholders’ equity	$2,513,279	$2,323,952

(1)  The condensed consolidated balance sheet as of October 1, 2010 was derived from audited financial statements as of that date.